UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 29, 2016

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 29, 2016, Central Pacific Financial Corp. (the “Company”) held its Annual Meeting of Shareholders at which the shareholders voted upon and approved (i) the election of eleven (11) nominees as directors; (ii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) an advisory (non-binding) shareholder resolution to approve the compensation of the Company’s named executive officers.

The final number of votes cast for or against (withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

		For	Against/Withheld	Abstained	Broker Non-Vote

1.	Nominees as Directors:

	Christine H.H. Camp	26,011,050	443,400	—	2,712,800

	John C. Dean	25,601,682	852,768	—	2,712,800

	Earl E. Fry	26,096,957	357,493	—	2,712,800

	Wayne K. Kamitaki	26,042,076	412,374	—	2,712,800

	Paul J. Kosasa	25,901,626	552,824	—	2,712,800

	Duane K. Kurisu	26,042,219	412,231	—	2,712,800

	Colbert M. Matsumoto	25,545,928	908,522	—	2,712,800

	Lance A. Mizumoto	24,538,906	1,915,544	—	2,712,800

	A. Catherine Ngo	25,655,193	799,257	—	2,712,800

	Saedene K. Ota	26,125,557	328,893	—	2,712,800

	Crystal K. Rose	25,936,547	517,903	—	2,712,800

2.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.	28,894,260	215,053	57,937	—

3.	Non-binding advisory vote to approve compensation of the Company’s named executive officers.	26,294,306	129,655	30,489	2,712,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp. (Registrant)

Date: May 3, 2016	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and Corporate Secretary